POLICY CHANGE APPLICATION
NO UNDERWRITING REQUIRED

                                                                  MINNESOTA LIFE

MINNESOTA LIFE INSURANCE COMPANY - Individual Life Policy Administration 400 Robert Street North - St. Paul, Minnesota 55101-2098

A. REQUEST           Policy number(s)                   Insured name (last, first, middle)
   INFORMATION
                     Money submitted with application   Effective date of change

   Make all checks                                      |_| Current Date |_| Date Of Next APP Draw
   payable to        $____________________              |_| Other (Indicate mm/yy and reason)
   Minnesota Life.   |_| Receipt Given

B. OWNER             Owner name (last, first, middle)                           Social Security/tax ID number
   INFORMATION
                     Telephone number |_| Home     E-mail address_____________________

                                      |_| Business

C. ADDRESS           |_| Change Owner Home Address

   ADJUSTMENTS       |_| Add/Change Mailing Address
                         |_| Premium Notices Only  |_| All Correspondence Other Than Premium Notice |_| All Mail

                     _______________________________________________________________________________________________________________
                     Name (last, first, middle)

                     _______________________________________________________________________________________________________________
                     Address

                     _______________________________________________________________________________________________________________

                     City                         State                                                 Zip
                     __________________________   ___________________________________________________   ____________________________

D. FACE AMOUNT       |_| Change Face Amount: $_______________________
   ADJUSTMENTS           (Unless otherwise indicated, for Adjustable products, we will maintain the premium and adjust the plan.)

                     |_| Cost Of Living Alternate Exercise |_| Face Amount Increase Agreement/AIO/AIOW Exercise

                     |_| Inflation Rider Exercise          |_| Alternate Option Date:_________________ (Attach Proof)

                     PREMIUM ADJUSTMENT

E. PREMIUM AND       |_| Change Total ANNUAL Planned Premium Amount: $_____________________
   BILLING               (Unless otherwise indicated, for Adjustable products, we will maintain the face amount and adjust
   INFORMATION           the plan.)

                     PAYMENT METHOD

                     |_| Annual      |_| Monthly Automatic Payment Plan (APP) Plan Number _________________________
                                         (If new plan, submit APP Authorization)

                     |_| Semi-Annual |_| List Bill Plan Number:____________________
                                         (If new plan, submit List Bill form)

                     |_| Quarterly   |_| Payroll Deduction Plan (PRD) Plan Number: _________________

                     NON-REPEATING PREMIUM (NRP)

                        Regular NRP $_________________   |_| Increase Face By   |_| Do Not Increase Face By
                        ($500 minimum required)              NRP Amount             NRP Amount

                     BILLABLE NON-REPEATING PREMIUM (BILLABLE NRP)
                     (If base premium is paid through a list bill, the NRP must also be billed through the same list bill.)

                        Total Annual Billable NRP $__________________________
                        (Minimum annual $600 NRP required. Minimum annual $2,400 base premium required.)

                        Payment Method

                           |_| Annual         |_| Monthly Automatic Payment Plan (APP) Plan Number: ____________________
                                                  (If new plan, submit APP Authorization)

                           |_| Semi-Annual    |_| Payroll Deduction Plan (PRD) Plan Number _____________________

                           |_| Quarterly

                     1035 EXCHANGE                           |_| Yes |_| No
                     (Submit 1035 Exchange Agreement form)

F. PLAN              |_| Change Plan Of Insurance:   |_| Life At Age: __________   |_| Protection To Age: ___________
   ADJUSTMENTS           (Unless otherwise indicated, for Adjustable products, we will maintain the face amount and adjust the premium.)

G. PARTIAL              |_| Partial Surrender For Cash ($500 minimum)  |_| Partial Surrender To Eliminate Policy Loan
   SURRENDERS               $_________________ OR |_| Max Amount           (Dividend additions and accumulations will be
                                                      Allowable            surrendered first.)

                            Face Amount will be reduced.                   Face Amount will be reduced.

                        IF A CORRECT SOCIAL SECURITY OR TAX ID NUMBER IS NOT PROVIDED, THE IRS REQUIRES MINNESOTA LIFE TO
                        WITHHOLD 10% OF ANY TAXABLE GAIN, IRRESPECTIVE OF THE WITHHOLDING ELECTION. THIS APPLIES TO ALL
                        PARTIAL SURRENDERS AND LOAN ELIMINATIONS WITH TAXABLE GAIN.
                        |_| Yes, I elect withholding |_| No, I do not elect withholding

H. CONVERSIONS          |_| Convert Term Insurance At Attained Age |_| Partial Conversion Amount: $_______________

                        Select Product:
                        |_| Variable Adjustable Life                                   |_| Adjustable Life
                        |_| Variable Adjustable Life Horizon                           |_| Adjustable Life Summit
                        |_| Eclipse Indexed Life                                       |_| Adjustable Life Legend
                            (Indicate definition of Death Benefit Qualification Test): |_| Other
                            |_| Guideline Premium Test (GPT)
                            |_| Cash Value Accumulation Test (CVAT)

                        For Eclipse Indexed product, the Death Benefit Qualification Test defaults to GPT if none selected.
                        For Variable Adjustable and Eclipse Indexed products, the Death Benefit Option defaults to
                        Cash/Level if none selected.
                        For Adjustable products, the Dividend Option defaults to Policy Improvement if none selected.

                        |_| Convert Term Insurance Into Existing Policy

                            Existing Policy Number: __________________________

                        |_| Convert Term Agreement

                            Term Agreement: __________________________________ Insured Name: _______________________

                        AUTOMATIC PREMIUM LOAN (APL) PROVISION IS AUTOMATICALLY ADDED AT CONVERSION, IF AVAILABLE FOR THE
                        PRODUCT, UNLESS INDICATED HERE: |_| Omit Automatic Premium Loan

I. ROLLOVERS            |_| Rollover At Attained Age      |_| Combine Policies And Rollover At Attained Age

   IF COMBINING             Select Product:
   POLICIES WITH            |_| Variable Adjustable Life  |_| Adjustable Life
   DIFFERENT                |_| Other___________________  |_| Other ____________________________
   BENEFICIARIES,       |_| Other___________________  |_| Other ____________________________
   SUBMIT BENEFICIARY       For Variable Adjustable products, the Death Benefit Option defaults to Cash if none selected.
   CHANGE FORMS.            For Variable Adjustable products, the Death Benefit Option defaults to Cash if none selected.
                            For Adjustable products, the Dividend Option defaults to Policy Improvement if none selected.

                        AUTOMATIC PREMIUM LOAN (APL) PROVISION IS AUTOMATICALLY ADDED AT ROLLOVER UNLESS INDICATED HERE:
                        |_| Omit Automatic Premium Loan

J. OTHER                |_| Change Death Benefit Option To:                                           |_| Change Dividend Option To:
   ADJUSTMENTS              |_| Cash/Level |_| Protection/Increasing (generally requires underwriting)
                            |_| Sum of Premiums

K. ADDITIONAL           |_| MAINTAIN Current Annual Premium |_| CHANGE Current Annual Premium Accordingly
   BENEFITS AND
   AGREEMENTS                                                           ADD   REMOVE   DECREASE         NEW
                                                                                        AMOUNT         AMOUNT
   SELECT ONLY THOSE    Additional Insured Agreement                            |_|      |_|      $_____________
   AGREEMENTS           Additional Term Protection                              |_|
   AVAILABLE ON THE     Adjustable Survivorship Life Agreement                  |_|      |_|      $_____________
   PRODUCTS APPLIED     Designated Life ________________________
   FOR.                 Automatic Premium Loan                          |_|     |_|               $_____________
                        Business Continuation Agreement                         |_|      |_|      $_____________
                        Designated Life _____________________
                        Cost of Living Agreement                                |_|
                        Face Amount Increase Agreement                          |_|      |_|      $_____________
                        Family Term - Children's Agreement                      |_|      |_|      $_____________
                        Family Term - Spouse Agreement                          |_|      |_|      $_____________
                        Guaranteed Protection Waiver                            |_|
                        Inflation Agreement                                     |_|
                        Policy Enhancement Rider                                |_|      |_|       _____________%
                        (Indicate a whole number from 3 to 10%)
                        Death Benefit Guarantee Agreement                       |_|
                        Waiver of Premium Agreement                             |_|
                        Waiver of Charges Agreement                             |_|
                        Other: _____________________                            |_|      |_|

L. LIFE INSURANCE       Does the proposed insured have any life insurance or annuity in force or pending?   |_| Yes |_| No
   IN FORCE AND
   REPLACEMENT          Has there been or will there be replacement of any existing life insurance or       |_| Yes |_| No
                        annuity, as a result of this application? (Replacement includes, but is not
   SUBMIT APPROPRIATE   limited to, a lapse, surrender, 1035 Exchange, loan, withdrawal, or other
   REPLACEMENT FORMS    change to any existing life insurance or annuity.) If yes, provide details on
   (NOT NEEDED IF       the Replacement Disclosure Statement.
   REPLACING GROUP
   COVERAGE).

M. ADDITIONAL
   REMARKS

N. HOME OFFICE          HOME OFFICE CORRECTIONS OR ADDITIONS
   ENDORSEMENTS
                        Acceptance of the policy shall ratify changes entered here by Minnesota Life. Not to be used in
                        IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI, or WV for change in age, amount, classification, plan or benefits unless agreed to in writing.

O. AGREEMENTS           AGREEMENTS: I have read, or had read to me the statements and answers recorded on my application.
                        They are given to obtain this insurance and are, to the best of my knowledge and belief, true, complete, and correctly recorded. I agree that they will become part of this application and any policy issued on it.

                        VARIABLE ADJUSTABLE LIFE: I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR
                        BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE
                        SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACTUAL CASH VALUE OF THE POLICY APPLIED
                        FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO MINIMUM ACTUAL CASH
                        VALUE FOR THE POLICY VALUES INVESTED IN THESE SUB-ACCOUNTS.

                        FRAUD WARNING: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

|_| Change Service Representative (Print name/code   Representative name   Firm/rep code
    only if policy is being reassigned)

Owner signature                                  Date   City   State
(give title if signed on behalf of a business)
X

Assignee signature                               Date   City   State
(give title if signed on behalf of a business)
X

Irrevocable beneficiary signature                Date   City   State
(give title if signed on behalf of a business)
X

Parent/conservator/guardian signature            Date   City   State
(juvenile applications)
X

I believe that the information provided by this applicant is true and accurate.
I certify I have accurately recorded all information given by the Owner(s).

Licensed representative signature                Firm/rep code   Date
X